UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/09/2006

Cambridge Display Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51079

Delaware	13-4085264
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

c/o Cambridge Display Technology Limited
2020 Cambourne Business Park
Cambourne
CB3 6DW
(Address of principal executive offices, including zip code)

011 44 1954 713600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

On March 13, 2006, Cambridge Display Technology, Inc. (the "Company") issued a press release regarding its financial results for its fiscal quarter and year ended December 31, 2005. The full text of the Company's press release is furnished as Exhibit 99.1.

The information in this Current Report is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.    Other Events

On March 9, 2006, the board of directors of the Company authorized the Company to file a registration statement on Form S-3 with the SEC to cover the proposed "shelf" registration of an aggregate of up to 6.5 million shares of its common stock. The registration statement is expected to cover up to 3.9 million shares that may be issued and sold by the Company and up to 2.6 million outstanding shares that may be sold by certain selling stockholders, including affiliates of the Company. The Company expects to file the registration statement with the SEC by the end of April 2006. Once the registration statement becomes effective, the Company and such selling stockholders would be able to offer and sell these shares from time to time in response to market conditions or other circumstances. This Current Report does not constitute an offer to sell or the solicitation of an offer to purchase any securities.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

Exhibit No.   Description

99.1    Press release dated March 13, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambridge Display Technology, Inc.

Date: March 13, 2006	By:	/s/ Daniel Abrams
Daniel Abrams
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated 13 March 2006